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                                                                     Exhibit 5.1




[ANFIELD SUJIR KENNEDY & DURNO LOGO]
                                              1600 - 609 GRANVILLE STREET
                                              P.O. BOX 10068 PACIFIC CENTRE
                                              VANCOUVER, B.C.  V7Y 1C3

                                              TELEPHONE:   (604) 669-1322
                                              FACSIMILE:   (604) 669-3877


May 11, 2006

BPI Energy Holdings, Inc.
30775 Bainbridge Road, Suite 280
Solon, Ohio 44139

Dear Sirs/Mesdames:

RE:  POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1

BPI Energy Holdings, Inc. (the "Company") is filing with the U.S. Securities and Exchange Commission on or about the date hereof a Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (the "Amendment to Registration Statement") for the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling shareholders named in the Amendment to Registration Statement (the "Selling Shareholders") of 18,000,000 shares of common stock, without par value, of the Company (the "Common Stock").

Item 601 of Regulation S-K requires that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Amendment to Registration Statement.

In rendering this opinion, we have examined the Company's articles of incorporation, as in effect as of the date hereof, and such other records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that the currently outstanding 18,000,000 shares forming the Common Stock have been legally issued and are fully paid and non-assessable common shares.

We are solicitors qualified to practice law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province of British Columbia and the laws of Canada applicable therein in effect on the date hereof. The opinion set forth herein is as of the date hereof. We assume no obligation to advise you of any changes that may hereafter be brought to our attention. Subject to the qualifications set out above, our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation or rule that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

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ANFIELD SUJIR KENNEDY & DURNO


May 11, 2006
Page 2

We hereby consent to the use and filing of this opinion as an exhibit to the Amendment to Registration Statement as filed with the Securities and Exchange Commission and to the reference to us under the heading "Legal Matters" in the Amendment to Registration Statement.

Yours truly,

/s/ ANFIELD SUJIR KENNEDY & DURNO